Exhibit 5.1

April 28, 2021

Lument Finance Trust, Inc.

230 Park Avenue, 23rd Floor

New York, New York 10169

Re:  Registration Statement on Form S-11 MEF

Ladies and Gentlemen:

We have acted as special Maryland counsel to Lument Finance Trust, Inc., a Maryland corporation (the “Company”), in connection with the offer and sale of the Company’s Series A Cumulative Redeemable Preferred Stock, $.01 par value per share, with an aggregate maximum offering price of up to $60 million (the “Shares”), $50 million of which is covered by the Company’s Registration Statement on Form S-11 (Registration Number 333-254833), declared effective by the Securities and Exchange Commission on the date hereof (the “Prior Registration Statement”), and $10 million of which is covered by the Company’s Registration Statement on Form S-11 MEF filed with the Securities and Exchange Commission on the date hereof pursuant to Rule 462(b) under the Securities Act of 1933 (the “S-11 MEF Registration Statement” and, together with the Prior Registration Statement collectively, the “Registration Statements”).

We have examined the Registration Statements (except that we have not examined documents incorporated by reference therein) pursuant to which the Shares will be issued and sold, the charter and the bylaws of the Company, certain records of proceedings of the board of directors of the Company with respect to the issuance and sale of the Shares, and such other corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and from officers of the Company.

Based on that examination and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Shares, if and when issued and sold under the circumstances contemplated in the Registration Statements, will be legally issued, fully paid and non-assessable.

Lument Finance Trust, Inc.
April 28, 2021

2.	The shares of the Company’s common stock, $.01 par value per share, issuable upon any conversion of the Shares, if issued upon any conversion of the Shares as contemplated by the charter of the Company (including the articles supplementary to the charter that will classify the Shares), will be legally issued, fully paid and non-assessable.

In giving our opinion as to the valid issuance of the Shares, we are assuming that, before the issuance of any Shares, (i) certain terms of the Shares will be authorized and approved by the board of directors of the Company in accordance with the Maryland General Corporation Law, the charter and the bylaws of the Company, (ii) articles supplementary to the charter reflecting such terms will be filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (iii) the issuance and sale of the Shares will be on terms and for consideration approved by the board of directors, (iv) the number of the Shares to be issued will not exceed the number so classified in the articles supplementary, and (v) the terms of the Shares as set forth in the articles supplementary will contemplate conversion of Shares into common stock as described in the Registration Statements. In giving our opinion as to the valid issuance of shares of common stock upon any conversion of the Shares, we are assuming that there will be an adequate number of authorized but unissued shares of the common stock available for issuance upon any such conversion. We are also assuming that none of the Shares, and none of the shares of common stock issuable upon conversion of the Shares, will be issued or transferred in violation of the restrictions on transfer and ownership set forth in Article VII of the charter of the Company or any restrictions on transfer and ownership that may be set forth in the articles supplementary setting forth the terms of the Shares.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statements and to the filing of this opinion as an exhibit to the S-11 MEF Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal